Borrower:	Roanoke Gas Company
Account Number:	9531668488	BB&T	Note Number:	'00005
Address:	519 Kimball Avenue NE		Roanoke	, Virginia
	Roanoke, VA 24016-2131	PROMISSORY NOTE	Date:	November 1, 2016
ROANOKE GAS COMPANY (the “Borrower”), (whether one or more) HEREBY REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, the Borrower, jointly and severally if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of SEVEN MILLION Dollars ($7,000,000), together with interest on the outstanding balance thereof at the rate or rates provided below, in immediately available currency of the United States of America.

☐     Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached to this Promissory Note (“Note”).

Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:

☐ Fixed rate of % per annum.
☐ Variable rate of the Bank's Prime Rate plus % per annum to be adjusted as the Bank's Prime Rate changes. If checked here☐, the interest rate will not exceed a(n)☐ fixed ☐average maximum rate of % or a ☐floating maximum rate of the greater of % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when the Note is repaid in full by Borrower ☐ annually beginning on .
☐ Fixed rate of % per annum through which automatically converts on to a variable rate equal to the Bank's Prime Rate plus % per annum which shall be adjusted as such Prime Rate changes.
☒ The Adjusted LIBOR Rate, as defined on the attached Addendum to Promissory Note.

Principal and interest are payable as follows:

☒ Principal (plus any accrued interest not otherwise scheduled herein)         is due in full at maturity on November 1, 2021.
☐ Principal plus accrued interest
☐ Payable in consecutive installments of ☐ Principal
commencing on
        ☐Principal and Interest
and continued on the same day of each calendar period thereafter, in equal payments of $ , with one final payment of all remaining principal and accrued interest due on .
☒ Accrued interest is payable monthly commencing on December 1, 2016 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on November 1, 2021.
☐ Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder on and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than months from the date of this Note. Borrower understands the payment may increase if interest rates increase.
☐ Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.
☐
☐ Borrower hereby authorizes Bank to automatically draft from its demand, deposit, or savings account(s) with Bank or other bank, any payment(s)due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

Borrower shall pay to Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee if the Borrower or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.
All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this Agreement, in no event shall the provisions of this paragraph be applicable to any promissory note which requires disclosures pursuant to the Consumer Protection Act (Truth-In-Lending Act), 15 USC § 1601, et seq., as implemented by Regulation Z.
This Note is executed and delivered by Borrower in connection with the following agreements (if any) between Borrower or other parties owning collateral and Bank:
Deed(s) of Trust / Mortgage(s)/Security Deeds granted in favor of Bank as beneficiary / mortgagee:
☐ dated securing the maximum principal amount of $_________ granted by ________________________________________.
☐ dated securing the maximum principal amount of $________ granted by ________________________________________.
Assignment of Leases and Rents made to Bank as assignee:
☐ dated granted by
Security Agreement(s) conveying a security interest to Bank:
☐ dated given by
☐dated given by

1472 VA NB                             Page 1 of 4

☐    Securities Account Pledge and Security Agreement dated , executed by .
☐    Control Agreement(s) dated , covering     Deposit Account(s)    Investment Property
Letter of Credit Rights Electronic Chattel Paper

☐	Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated , executed by .
☐ Pledge and Security Agreement for Publicly Traded Certificated Securities dated , executed by .
Assignment of Life Insurance Policy as Collateral dated , executed by .
☒    Loan Agreement dated November 1, 2016, executed by Borrower and Guarantor(s).
.
All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between Borrower and Bank.
No delay or omission on the part of Bank or other holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Each Borrower under this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor.
An Event of Default (as defined in the Term Loan Agreement dated of even date herewith between Bank and Borrower) shall constitute an event of default hereunder.
    From and after any event of default hereunder, interest shall accrue on the sum of the principal balance then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate") until such principal and interest have been paid in full, provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the Commonwealth of Virginia; and further provided that such rate shall apply after judgment. In addition, upon default, the Bank may pursue its full legal remedies under the Agreements and other remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.
Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the Borrower shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank.
The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the Borrower agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to all reasonable attorneys' fees incurred by Bank. All obligations of the Borrower shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Each Borrower hereby waives all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any Borrower.
From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, security interests or liens, given for the benefit of the holder in connection with the payment and the securing of payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder hereof not specifically waived, released, or surrendered in writing, nor shall the Borrower or any obligor be released from liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of this Note unless expressly prohibited by the law of Virginia. In case of a conflict between the terms of this Note and any Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of Virginia.

1472 VA NB                     Page 2 of 4

REQUIRED INFORMATION FOR A NEW LOAN: To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including the borrower's legal name, address, date of birth, driver's license, organizational documents or other identifying documents.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

(SIGNATURES ON FOLLOWING PAGE)

1472 VA NB                     Page 3 of 4

PROMISSORY NOTE SIGNATURE PAGE

Borrower:	Roanoke Gas Company
Account Number:	9531668488	Note Number:	5
Note Amount:	$7,000,000	Date:	November 1, 2016

IN WITNESS WHEREOF, the Borrower, on the day and year first written above, has executed, or caused this Note to be executed by its authorized officer or representative, under seal.

If Borrower is a Corporation:

ROANOKE GAS COMPANY
WITNESS:

/s/ Ray Vaughan	By:	/s/ John S. D'Orazio
John S. D’Orazio
	Title:	President

/s/ Ray Vaughan	By:	/s/ Paul W. Nester
Paul W. Nester
	Title:	Vice President

STATE OF __Virginia____________ )
CITY/COUNTY OF_Roanoke___________ )

   I HEREBY CERTIFY, that on this   1st     day of   November            ,    2016                        , before me, the undersigned, a Notary Public of the State aforesaid, personally appeared John S. D'Orazio/Paul W. Nester                                                  , who acknowledged himself to be the President/Vice President           of Roanoke Gas Company                                                                                     a Virginia Corporation                                 , who is personally known to me, or has been satisfactorily proven to be, the person whose name is subscribed to the foregoing instrument, and he acknowledged that he, being so authorized to do, executed the foregoing instrument for the purposes therein contained as the duly authorized            President/Vice Pres.                                                  of said                                    Corporation                                                                  by signing the name of the    Corporation                                             by himself as                                             President/Vice President               .

   Given under my hand and official seal this   1st    day of   November          , 2016       .

(SEAL)	/s/ Diane Light Conner		(SEAL)
Notary Public
	My Commission Expires:	February 28, 2018

1472 VA NB                     Page 4 of 4

BB&T

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (“Addendum”) is hereby made a part of the Promissory Note dated November 1, 2016, from ROANOKE GAS COMPANY (“Borrower”) payable to the order of Branch Banking and Trust Company (“Bank”) in the principal amount of $7,000,000 (including all renewals, extensions, modifications and substitutions thereof, the “Note”).

I.    DEFINITIONS.

1.1    Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) the One Month LIBOR plus (ii) 0.90 percent (%) per annum, which shall be adjusted monthly on the first day of each LIBOR Interest Period. The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield. The interest rate will in no instance exceed the maximum rate permitted by applicable law and if checked here ☐ the interest rate will not decrease below a fixed minimum rate of ______%. If checked here ☐ the interest rate will not exceed ☐ a fixed maximum rate of _______% or ☐ an average maximum rate of      %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when the Note is repaid in full by Borrower or ☐ annually beginning on __________. If the loan has been repaid prior to this date, no reimbursement will be made.

1.2    Business Day means a day other than a Saturday, Sunday, legal holiday or any other day when the Bank is authorized or required by applicable law to be closed.

1.3    LIBOR Advance means the advances made by Bank to Borrower evidenced by this Note upon which the Adjusted LIBOR Rate of interest shall apply.

1.4    LIBOR Interest Period means the period, as may be elected by the Borrower applicable to any LIBOR Advance, commencing on the date the Note is first made (or the date of any subsequent LIBOR addendum to the Note) and (i) if adjusted monthly, ending on the day that is immediately prior to the numerically corresponding day of each month thereafter or (ii) if adjusted quarterly, ending on the day that is immediately prior to the numerically corresponding day of each quarter thereafter; provided that:

(a) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and

(b) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding day in a subsequent month if adjusted monthly or in a subsequent quarter if adjusted quarterly, shall end on the last Business Day of each subsequent month if adjusted monthly or on the last Business Day of each subsequent quarter if adjusted quarterly.

1.5    LIBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6    One Month LIBOR means the average rate quoted on Reuters Screen LIBOR01 Page (or such replacement page) on the determination date for deposits in U. S. Dollars offered in the London interbank market for one month determined as of 11:00 am London time two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period; provided that if the above method for determining one month LIBOR shall not be available, the rate quoted in The Wall Street Journal, or a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's sole judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U. S. Dollar deposits.

1.7    Standard Rate means, for any day, a rate per annum equal to the Bank's announced Prime Rate minus 0% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

II.    LOAN BEARING ADJUSTED LIBOR RATE

2.1    Application of Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall apply to the entire principal balance outstanding of a LIBOR Advance for any LIBOR Interest Period.

2.2    Adjusted LIBOR Based Rate Protections.

(a)    Inability to Determine Rate. In the event that Bank shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the One Month LIBOR on the basis provided for in this Note, Bank shall give notice (by telephone

Account #9531668488 /Note #00005
(LIBOR Note Add'n (VA)(NB)1906
WCSR 37534472v1                        1

confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) no LIBOR Advance shall be made until Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

(b)    Illegality; Impracticability. In the event that Bank shall determine, which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LIBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank's ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Bank to make any LIBOR Advances or to convert any portion of the loan to a LIBOR Advance shall be suspended until such notice shall be withdrawn by Bank, and (y) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

This Addendum shall operate as a sealed instrument.

ROANOKE GAS COMPANY
WITNESS:

/s/ Ray Vaughan	By:	/s/ John S. D'Orazio	(SEAL)
	Name:	John S. D’Orazio
	Title:	President

/s/ Ray Vaughan	By:	/s/ John S. D'Orazio	(SEAL)
	Name:	Paul W. Nester
	Title:	Vice President

Account #9531668488 /Note #00005
(LIBOR Note Add'n (VA)(NB)1906
WCSR 37534472v1                        2